Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BREITBURN GP, LLC

	TABLE OF CONTENTS

	ARTICLE I
	DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Construction	4
	ARTICLE II
	ORGANIZATION

Section 2.1	Formation	5
Section 2.2	Name	5
Section 2.3	Registered Office; Registered Agent; Other Offices	5
Section 2.4	Purpose and Business	5
Section 2.5	Powers	6
Section 2.6	Term	6
Section 2.7	Title to Company Assets	6

	ARTICLE III
	RIGHTS OF THE SOLE MEMBER

Section 3.1	Distributions	6

	ARTICLE IV
	CAPITAL CONTRIBUTIONS; PREEMPTIVE RIGHTS;
	NATURE OF MEMBERSHIP INTEREST

Section 4.1	Capital Contributions	6
Section 4.2	No Preemptive Rights	6
Section 4.3	Fully Paid and Non-Assessable Nature of Membership Interests	7

	ARTICLE V
	MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1	Establishment of the Board Number; Election; Tenure	7
Section 5.2	The Board; Delegation of Authority and Duties	8
Section 5.3	Meetings of the Board and Committees	9
Section 5.4	Voting	10
Section 5.5	Responsibility and Authority of the Board	10
Section 5.6	Devotion of Time	11
Section 5.7	Certificate of Formation	11
Section 5.8	Benefit Plans	11
Section 5.9	Indemnification	11
Section 5.10	Liability of Indemnitees	13

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

i

	ARTICLE VI
	OFFICERS

Section 6.1	Officers	13
Section 6.2	Compensation	15

	ARTICLE VII
	BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1	Records and Accounting	16
Section 7.2	Reports	16
Section 7.3	Bank Accounts	16

	ARTICLE VIII
	DISSOLUTION AND LIQUIDATION

Section 8.1	Dissolution	16
Section 8.2	Effect of Dissolution	17
Section 8.3	Application of Proceeds	17

	ARTICLE IX
	GENERAL PROVISIONS

Section 9.1	Addresses and Notices	17
Section 9.2	Creditors	18
Section 9.3	Applicable Law	18
Section 9.4	Invalidity of Provisions	18
Section 9.5	Amendment	18

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

ii

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BREITBURN GP, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of BREITBURN GP, LLC (the “Company”), dated as of June 17, 2008, is entered into by BreitBurn Energy Partners L.P., a Delaware limited partnership (the “MLP”), as sole member of the Company (the “Sole Member”).

RECITALS

WHEREAS, the Company is a Delaware limited liability company that was formed under the Delaware Limited Liability Company Act, 6 Del. C.§ 18-101, et seq., and is currently governed by the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 10, 2006 (the “First Amended Agreement”), entered into by BreitBurn Management Company, LLC, a Delaware limited liability company (“BreitBurn Management”);

WHEREAS, on the date hereof, the MLP has acquired from the owners of BreitBurn Management all of the limited liability company interests in BreitBurn Management, and the MLP has been admitted as the sole member of BreitBurn Management;

WHEREAS, pursuant to the Contribution Agreement entered into simultaneously with the effectiveness of this Agreement, dated as of June 17, 2008, among BreitBurn Management, the Company, BreitBurn Energy Corporation, a California corporation, and the MLP, (i) BreitBurn Management distributed and assigned all of the limited liability company interests in the Company to the MLP, (ii) simultaneously with such distribution and assignment, the MLP was admitted to the Company as the sole member of the Company and BreitBurn Management ceased to be a member of the Company, and (iii) the Company was continued without dissolution; and

WHEREAS, the Sole Member now desires to amend and restate the First Amended Agreement and to execute this Second Amended and Restated Limited Liability Company Agreement in connection with the transactions described above to effect the matters set forth herein.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the party hereto hereby amends and restates the First Amended Agreement in its entirety as follows:

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

AGREEMENT

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC, as it may be amended, supplemented or restated from time to time. This Agreement shall constitute a “limited liability company agreement” as such term is defined in the Act.

“Board” shall have the meaning assigned to such term in Section 5.1.

“BreitBurn Energy” means BreitBurn Energy Company L.P., a Delaware limited partnership.

“BreitBurn Management” shall have the meaning assigned to such term in the Recitals.

“Capital Contribution” means any cash, cash equivalents or the value of Contributed Property contributed to the Company pursuant to this Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Company” means BreitBurn GP, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

“Directors” shall have the meaning assigned to such term in Section 5.1.

“Employment Agreements” shall mean (i) the Amended and Restated Employment Agreement, dated December 31, 2007 among Randall H. Breitenbach, BreitBurn Management, Pro GP Corp. and the Company, (ii) the Amended and Restated Employment Agreement, dated December 31, 2007 among Halbert S. Washburn, BreitBurn Management, Pro GP Corp. and the Company, (iii) the Employment Agreement, dated July 7, 2006, between James G. Jackson and BreitBurn Energy, as amended by the Amendment to Employment Agreement, dated October 10, 2006, among James G. Jackson, BreitBurn Management, BreitBurn Energy and the Company, (iv) the Employment Agreement, dated December 26, 2007, among Mark L. Pease, BreitBurn Management, Pro GP Corp. and the Company, and (v) the Employment Agreement dated January 29, 2008, among Gregory C. Brown, BreitBurn Management, Pro GP Corp and the Company.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) the Sole Member; (b) any Person who is or was an Affiliate, member, partner, director, officer, employee, agent or trustee of the Company, any Group Member, the MLP, or any of their respective Affiliates; and (c) any Person who is or was serving at the request of the Sole Member as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Independent Director” shall mean Directors meeting the independence and experience requirements as set forth most recently by the National Securities Exchange.

“Limited Partner” has the meaning assigned to such term in the MLP Agreement.

“Membership Interest” means all of the Sole Member’s rights and interest in the Company, all as provided in the Certificate of Formation, this Agreement and the Act, including, without limitation, the Sole Member’s interest in the capital, income, gain, deductions, losses and credits of the Company.

“MLP” shall have the meaning assigned to such term in the introductory paragraph.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P., as it may be amended, supplemented or restated from time to time.

“National Securities Exchange” means the principal national securities exchange on which common units of the MLP trade.

“Operating GP” means BreitBurn Operating GP, LLC, a Delaware limited liability company.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

“Operating LP” means BreitBurn Operating L.P., a Delaware limited partnership.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Sole Member” means the MLP and its successors and permitted assigns as sole member of the Company.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership interests of such partnership or limited liability company interests of such limited liability company (considering all of the partnership interests or limited liability company interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership or a limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

Section 1.2 Construction.

(a) Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

(b) A reference to any Person includes such Person’s successors and permitted assigns.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

ARTICLE II
ORGANIZATION

Section 2.1 Formation.

On March 23, 2006, the original members of the Company formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2 Name.

The name of the Company shall be “BreitBurn GP, LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Board in its sole discretion, including, if consented to by the Board, the name of the MLP. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board in its discretion may change the name of the Company at any time and from time to time and shall notify the Sole Member of such change in the next regular communication to the Sole Member.

Section 2.3 Registered Office; Registered Agent; Other Offices.

Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Company shall be to (a) serve as general partner of the MLP and, in connection therewith, to exercise all rights conferred upon the Company as the general partner of the MLP pursuant to the MLP Agreement, or otherwise; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in, and in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

Section 2.5 Powers.

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Term.

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the earlier dissolution of the Company in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7 Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof.

ARTICLE III
RIGHTS OF THE SOLE MEMBER

Section 3.1 Distributions.

Distributions by the Company of cash or other property shall be made to the Sole Member at such time as the Board deems appropriate, but subject in all cases to the Act and other applicable law.

ARTICLE IV
CAPITAL CONTRIBUTIONS; PREEMPTIVE RIGHTS;
NATURE OF MEMBERSHIP INTEREST

Section 4.1 Capital Contributions.

The Sole Member shall not be obligated to make any additional Capital Contributions to the Company.

Section 4.2 No Preemptive Rights.

No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

Section 4.3 Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article IV shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Act.

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Establishment of the Board Number; Election; Tenure.

(a) The number of directors (the “Directors”) constituting the Board of Directors of the Company (the “Board”) shall be at least five and not more than nine as shall be established from time to time pursuant to a resolution adopted by a majority of the Directors.

(b) The Directors shall be elected by the Limited Partners and shall be nominated in accordance with the terms of the MLP Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Director shall serve for a term ending as provided herein; provided, however, that the Directors designated in Section 5.1(d) to Class I shall serve for an initial term that expires at the annual meeting of Limited Partners held in 2009, the Directors designated in Section 5.1(d) to Class II shall serve for an initial term that expires at the annual meeting of Limited Partners held in 2010, and the Directors designated in Section 5.1(d) to Class III shall serve for an initial term that expires at the annual meeting of Limited Partners held in 2011. At each succeeding annual meeting of Limited Partners beginning in 2009, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

(c) Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting of the Limited Partners of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to death, resignation or removal from office. Any vacancy on the Board of Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Director may be removed only for cause and only upon a vote of the majority of the remaining Directors then in office.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(d) As of the date hereof, the Board shall consist of six Directors. The Directors of the Company as of the date hereof and the Class that each such Director is a member of is hereby designated as follows:

John R. Butler, Jr.	Class I
Gregory J. Moroney	Class I
Randall H. Breitenbach	Class II
Charles S. Weiss	Class II
David B. Kilpatrick	Class III
Halbert S. Washburn	Class III

Section 5.2 The Board; Delegation of Authority and Duties.

(a) Members and Board. The business and affairs of the Company shall be managed under the direction of the Board, which shall possess all rights and powers which are possessed by “managers” under the Act and otherwise by applicable law, pursuant to Section 18-402 of the Act, subject to the provisions of this Agreement. The Sole Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company. To the fullest extent permitted by applicable law, each Director shall have such rights and duties as are applicable to directors of a corporation organized under the General Corporation Law of the State of Delaware.

(b) Delegation by the Board. The Board shall have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, the Sole Member, or any Director or Officer) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the directors of a Delaware corporation and no Officer or other Person shall be authorized or empowered to act on behalf of the Company in any way beyond the customary rights and powers of an officer of a Delaware corporation.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(c) Committees.

(i) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees, including a Conflicts Committee, as contemplated by the MLP Agreement.

(ii) For so long as the Company serves as the general partner of the MLP, the Board shall have:

(A) an audit committee that complies with the then current requirements of the National Securities Exchange; and

(B) such other committees as required by the National Securities Exchange.

(d) Chairman of the Board. The Board may elect a Chairman of the Board (the “Chairman”). The Chairman, if elected, shall be a member of the Board and shall preside at all meetings of the Board. The Chairman shall not be an officer of the Company by virtue of being the Chairman but may otherwise be an officer. The Chairman may be removed either with or without cause at any time by the affirmative vote of a majority of the Board. No removal or resignation as Chairman shall affect such Chairman’s status as a Director.

Section 5.3 Meetings of the Board and Committees.

(a) Meetings. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least ten (10) days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of a majority of the Directors (or a majority of the members of such committee) upon at least two (2) days (if the meeting is to be held in person) or twenty-four (24) hours (if the meeting is to be held telephonically) oral or written notice to the Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee). All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if (i) in writing and delivered by hand, courier or overnight delivery service or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, (ii) when received in the form of a telegram or facsimile, and directed to the address or facsimile number as such Director (or member) shall designate by notice to the Company or (iii) when received and acknowledged by such Director (or member) in the form of an e-mail and directed to the e-mail address as such Director (or member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(b) Conduct of Meetings. Any meeting of the Board (or any committee of the Board) may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(c) Quorum. Fifty percent or more of all Directors (or members of a committee of the Board), present in person or participating in accordance with Section 5.3(b), shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members) present may adjourn the meeting without further notice. The Directors (or members of a committee of the Board) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors (or members) leaving less than a quorum; provided, however, that only the acts of the Directors (or members) meeting the requirements of Section 5.4 shall be deemed to be acts of the Board (or such committee).

(d) Procedures. To the extent not inconsistent with this Agreement or the Act, the procedures and rights governing the Board and its committees shall be as provided to the board of directors and its committees of a corporation under the General Corporation Law of the State of Delaware.

(e) Chairman of the Board at Meetings. The Chairman shall preside at all meetings of the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman upon his absence or inability to act.

Section 5.4 Voting.

Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board (or any committee of the Board) in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of at least a majority of the Directors (or members of such committee) present or (ii) the unanimous written consent (in lieu of meeting) of the Directors (or members of such committee) who are then in office. Any Director (or member of such committee) may vote in person on any matter that is to be voted on by the Board (or such committee) at a meeting thereof.

Section 5.5 Responsibility and Authority of the Board.

Except as otherwise specifically provided in this Agreement or the MLP Agreement, the authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Section 6.1 hereof and as are specified by the Board from time to time. Accordingly, except as otherwise specifically provided in this Agreement, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the MLP Agreement, the Act or applicable law.

Section 5.6 Devotion of Time.

The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company.

Section 5.7 Certificate of Formation.

The Board shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Board to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Board to be necessary or appropriate, the Board or its designee or the Sole Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

Section 5.8 Benefit Plans.

The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Company securities, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

Section 5.9 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.9, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 5.9 shall be made only out of the assets of the Company, it being agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.9(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.9.

(c) The indemnification provided by this Section 5.9 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the MLP Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

(d) The Company may purchase and maintain (or reimburse the Sole Member and its Affiliates and such other Persons as the Sole Member shall determine for the cost of) insurance, on behalf of the Sole Member and its Affiliates and such other Persons as the Sole Member shall determine, against any liability that may be asserted against or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 5.9, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 5.9(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(f) In no event may an Indemnitee subject the Sole Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 5.9 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 5.9 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.10 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement or the MLP Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Sole Member or any other Persons who are bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Any amendment, modification or repeal of this Section 5.10 shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VI
OFFICERS

Section 6.1 Officers.

(a) Generally. The Board shall appoint agents of the Company, referred to as “Officers” of the Company as described in this Section 6.1, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.1.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(b) Titles and Number. The Officers shall be the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or Co-Chief Executive Officer, the President, any and all Vice Presidents, the Chief Financial Officer, the Secretary and any other Officers appointed pursuant to this Section 6.1. Any person may hold two or more offices.

(i) Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by this Agreement. The Chairman of the Board shall be, ex officio, a member of all standing committees.

(ii) Vice Chairman of the Board. The Vice Chairman of the Board shall preside at all meetings of the Board in the absence of the Chairman of the Board. In the absence, disability or non-existence of the Chairman of the Board, or in the event that it is impractical for the Chairman of the Board to act personally, the Vice Chairman of the Board shall have the powers and duties of the Chairman of the Board. The Vice Chairman of the Board shall also have such other powers or duties as shall be assigned by the Board or as may be prescribed by this Agreement.

(iii) Chief Executive Officer. The Chief Executive Officer or Co-Chief Executive Officers, as applicable, shall have (and in the case of Co-Chief Executive Officers, each shall have) general supervision, direction and control of the business and the Officers of the Company. In the absence, disability or non-existence of a Chairman of the Board or Vice Chairman of the Board, the Chief Executive Officer or Co-Chief Executive Officers, as applicable, shall preside at meetings of the Board. The Chief Executive Officer or Co-Chief Executive Officers, as applicable, also shall have such other powers and duties as may be assigned by the Board or as may be prescribed by this Agreement.

(iv) President. The President shall have such powers and perform such duties as may be assigned by the Board or by the Chairman of the Board. In the absence, disability or non-existence of the President, his or her duties shall be performed by such Vice Presidents as the Chairman of the Board or the Board may designate. The President shall report to the Chief Executive Officer or Co-Chief Executive Officers, as applicable.

(v) Vice Presidents. In the absence, disability or non-existence of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chairman of the Board or the President. The Board may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(vi) Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial affairs of the Company, including but not limited to, oversight of capital formation and financial transactions associated therewith, oversight of capital allocation, establishment of corporate budgets, oversight of corporate accounting procedures, maintenance of adequate and correct books and records of accounts of the properties and business transactions of the Company and oversight of investor relations. The Chief Financial Officer shall report to the Chief Executive Officer or Co-Chief Executive Officers, as applicable.

(vii) Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board and committees. The Secretary shall cause to be kept such books and records as the affairs of the business may require and the Board, the Chairman or the President may require. The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the Board required to be given by law or by this Agreement. The Secretary shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be assigned by the Board or as may be prescribed by this Agreement.

(c) Other Officers and Agents. The Board may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(d) Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

(e) Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(f) Officers’ Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

Section 6.2 Compensation.

The Officers shall receive such compensation for their services (a) pursuant to those certain Employment Agreements (each such agreement, as the same may be amended, an “Employment Agreement”), between the Company and each such Officer, or (b) in the absence of such an Employment Agreement, as designated by the Board or a compensation committee appointed by the Board pursuant to Section 5.2(c).

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting.

The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with U.S. GAAP, consistently applied.

Section 7.2 Reports.

With respect to each fiscal year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Sole Member:

(a) Within 120 Days after the end of such fiscal year, a Company balance sheet, profit and loss statement, and statement of cash flows for such year as of the end of such year.

(b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by the Sole Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

Section 7.3 Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

(a) The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:

(i) an election to dissolve the Company by the Board;

(ii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iii) a merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation; or

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

(iv) at any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Act.

(b) No other event shall cause a dissolution of the Company.

Section 8.2 Effect of Dissolution.

Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3(b), and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3 Application of Proceeds.

Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a) To the satisfaction of debts and liabilities of the Company (including members and managers who are creditors of the Company to the extent permitted by applicable law), to the expenses of liquidation and to the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board, to be held by such agent or its successor for such period as such Person shall deem advisable but in all cases subject to the Act for the purpose of applying such reserves to the satisfaction of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(b) The remainder to the Sole Member.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Sole Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Sole Member at the address described below. The Company may rely and shall be protected in relying on any notice or other document from the Sole Member or other Person if believed by it to be genuine.

BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

If to the Sole Member:

BreitBurn Energy Partners L.P.
515 South Flower Street
Suite 4800
Los Angeles, CA 90071
Attn: Halbert S. Washburn
Facsimile No.: (213) 225-5917

Section 9.2 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company (other than Indemnitees).

Section 9.3 Applicable Law.

This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 9.4 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 9.5 Amendment.

This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed by the Sole Member. To the extent any discrepancy arises pursuant to Section 5.1 of this Agreement and the MLP Agreement, the provisions set forth in the MLP Agreement shall control, and this Agreement shall be amended to conform to such MLP Agreement.

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BreitBurn GP, LLC
Second Amended and Restated
Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ Halbert S. Washburn
Name: Halbert S. Washburn
Title: Co-Chief Executive Officer